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                                  EXHIBIT 2.2
                                   AMENDMENT
                                       TO
                           FIRST AMENDED AND RESTATED
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    This Amendment is made as of June   , 2000, by and among 724
Solutions Inc., a corporation amalgamated under the laws of Ontario ("724 Solutions"), Sapphire Merger Sub, Inc. a California corporation ("Merger Sub"), Ezlogin.com, Inc., a California corporation ("Ezlogin"), and Alexandre Balkanski, as the Shareholders' Agent.

    WHEREAS, the parties to this Amendment entered into a First Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 9, 2000, and wish to amend the Merger Agreement as herein provided. Terms used herein without definition are as defined in the Merger Agreement.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.  Merger Consideration; Exchange Ratio.

        (a) The proviso in the first sentence of Section 1.6(a) of the Merger Agreement is hereby revised in its entirety to read as follows:

       provided, that the maximum number of shares of 724 Solutions Common Stock to be issued in exchange for the acquisition by 724 Solutions of all outstanding shares of Ezlogin Capital Stock and all Ezlogin Convertible Securities (including, if applicable, 724 Solutions Common Stock to be reserved for issuance upon exercise of Ezlogin Options assumed by 724 Solutions), and, if applicable, the termination of all outstanding Ezlogin Options, shall be equal to One Million Ninety Five Thousand Four Hundred Twenty One (1,095,421), reduced as a result of any Dissenting Shares and shares cancelled pursuant to Section 1.6(b), and increased as a result of the issuance of any Additional Ezlogin Options or shares of Ezlogin Common Stock issuable upon the early exercise thereof in accordance with Section 4.2(e)(iv) (the "Merger Consideration").

        (b) The definition of "Exchange Ratio" in Annex I to the Merger Agreement is hereby revised in its entirety to read as follows:

       "Exchange Ratio" means a number equal to the quotient obtained by dividing (i) One Million Ninety Five Thousand Four Hundred Twenty One (1,095,421) unregistered shares of 724 Solutions Common Stock by (ii) the Total Outstanding Shares.

        (c) The definition of "724 Solutions Stock Price" in Annex I to the Merger Agreement is hereby revised in its entirety to read as follows:

       "724 Solutions Stock Price" means U.S. $40.5750.

2.  Additional Amendments.

        (a) Section 5.11 of the Merger Agreement is hereby amended as follows:

           (i) The number "100,000" in Section 5.11(a)(i) is hereby revised in its entirety to be "123,229".

           (ii) The number "75,000" in Section 5.11(a)(ii) is hereby revised in its entirety to be "92,421".

        (b) Section 5.20 of the Merger Agreement is hereby amended as follows:

           (i) The preamble to Section 5.20 is hereby amended in its entirety to read as follows:

           Notwithstanding anything in this Agreement to the contrary, in the event, and only in the event, (A) 724 Solutions shall not have received a favorable determination in the Fairness Hearing and a Permit covering all of the shares of 724 Solutions Common Stock to be issued in the Merger such that the issuance qualifies for exemption under the 3(a)(10) Exemption; or,
           (B) if earlier, any of (i) the California Commissioner of Corporations shall not have scheduled the Fairness Hearing such
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           that it will have occurred prior to June 19, 2000; or
           (ii) the California Commissioner of Corporations shall have notified 724 Solutions that a Fairness Hearing will not be held prior to June 19, 2000; or (iii) 724 Solutions shall have not received the Permit by June 19, 2000 (as such date may be adjusted pursuant to the below, the "Failed Fairness Hearing Date"); provided, that if each party who has executed and delivered a Voting Agreement on or prior to the date hereof executes and delivers an agreement, agreeing to extend the termination date of such Voting Agreement, pursuant to Section 9(l) thereof, beyond June 30, 2000 (such date, as it may be extended, the "Termination Date"), the Failed Fairness Hearing Date may be also extended by the same number of calendar days by which the Termination Date was extended, but provided, further, that in no instance shall the Termination Date be later than August 7, 2000, or the Failed Fairness Hearing Date be later than July 24, 2000 (each instance in (i),
           (ii) and (iii) above being collectively referred to herein as a "Failed Fairness Hearing"); or, if earlier,
           (C) Ezlogin shall have notified 724 Solutions of a request by, or Ezlogin having obtained Knowledge of the intent of, any of the Nguyen 1995 Charitable Remainder Unitrust, Poitevin Investments Ltd., Tan Investment Trust, Angel Investors, L.P., Angel (Q) Investors, L.P. or Angel Investors, Q. L.P. to effect a Transfer any of their shares of Ezlogin Capital Stock, or any of such Shareholders shall have attempted to Transfer any shares of Ezlogin Capital Stock held by them (a "Restricted Transfer"):

           (ii) The first sentence of Section 5.20(a)(i) is hereby revised in its entirety to read as follows:

           Ezlogin shall, immediately after the date of the earliest of 724 Solutions' receipt of an unfavorable determination in the Fairness Hearing, a Failed Fairness Hearing, an attempted Restricted Transfer or Ezlogin's notice to 724 Solutions of Ezlogin's receipt of a request to, or obtaining Knowledge of an intent to, effect a Restricted Transfer, take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold the Ezlogin Shareholders Meeting or, if requested by 724 Solutions, to secure the written consent of its Shareholders as soon as possible, but in no event later than the earliest of (w) five (5) days after the date of such unfavorable determination in the Fairness Hearing;
           (x) five (5) days after receipt of the notice from the California Commissioner of Corporations referred to in subsection (ii) of the preamble of this Section 5.20;
           (y) five (5) days after the Failed Fairness Hearing Date; and (z) five (5) days after an attempted Restricted Transfer or receipt of notice from Ezlogin of a request to or Knowledge of an intent to effect a Restricted Transfer.

           (iv) The phrase "or in the event of a Failed Fairness Hearing or an attempted Restricted Transfer or receipt of notice from Ezlogin of a request to or Knowledge of an intent to effect a Restricted Transfer" is hereby inserted in the second line of Section 5.20(a)(ii), following "Fairness Hearing".

        (c) The phrase "each of Vincent Guesdon and Lance Mayfield" in the first and second lines of Section 5.22 of the Merger Agreement is hereby replaced by the words "Vincent Guesdon".

        (d) Section 6.3(o) is hereby amended as follows:

           (i) The phrase "or in the event of a Failed Fairness Hearing or an attempted Restricted Transfer or receipt of notice from Ezlogin of a request to or Knowledge of an intent to effect a Restricted Transfer" is hereby inserted at the end of the preamble of Section 6.3(o).

           (ii) The words "and each Shareholder as of the Effective Time shall have executed and delivered a 724 Solutions Securities Holders Questionnaire and Agreement (the "Investor Questionnaire")" are hereby added to the end of Section 6.3(o)(i).

           (iii) The words "customary investor questionnaire" in the proviso of
       Section 6.3(o)(iii) are hereby deleted in their entirety and replaced with the words "Investor Questionnaire".

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        (e) The words "June 30, 2000" in the second line of Section 7.1(a) of the Merger Agreement are hereby replaced with "the Termination Date, as such date may be extended pursuant to Section 5.20, but in no instance shall the Termination Date be later than August 7, 2000".

        (f) Schedule 5.15(b) to the Merger Agreement is hereby amended as follows:

           (i) The name "Subra Kumaraswamy" is hereby deleted in its entirety and replaced with the name "Suzan Ehndai".

           (ii) The name "Patrick Benon" is hereby deleted in its entirety and replaced with the name "Patrick Rimbaud".

        (g) A new Section 5.23 is hereby inserted as follows:

           5.23 Notice of Transfers. Ezlogin shall not effect any Restricted Transfer except following at least fifteen (15) days' prior written notice to 724 Solutions. Ezlogin shall notify 724 Solutions in writing immediately upon obtaining any Knowledge of any intent by any of the Nguyen 1995 Charitable Remainder Unitrust, Poitevin Investments Ltd., Tan Investment Trust, Angel Investors, L.P., Angel (Q) Investors, L.P. or Angel Investors, Q. L.P. to Transfer to any other party any of their shares of Ezlogin Capital Stock.

3.  Miscellaneous.

        (a) Except as set forth above, the Merger Agreement remains in full force and effect.

        (b) This Amendment may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        (c) This Amendment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without regard to conflict of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the States of California or New York, in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the States of California or New York for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT AND THE TRANSACTION AGREEMENTS OR THE ENFORCEMENT OF ANY PROVISION OF THIS AMENDMENT OR THE TRANSACTION AGREEMENTS.

                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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    IN WITNESS WHEREOF, Ezlogin, Merger Sub and 724 Solutions each have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized and Shareholders' Agent has executed and delivered this Amendment, all as of the date first written above.

                                          EZLOGIN.COM INC.

                                          By: __________________________________
                                            Name:
                                            Title:

                                          724 SOLUTIONS INC.

                                          By: __________________________________
                                            Name:
                                            Title:

                                          SAPPHIRE MERGER SUB, INC.

                                          By: __________________________________
                                            Name:
                                            Title:

                                          SHAREHOLDERS' AGENT

                                          By: __________________________________
                                            ALEXANDRE BALKANSKI

                        [SIGNATURE PAGE TO AMENDMENT TO
                      FIRST AMENDED AND RESTATED AGREEMENT
                     AND PLAN OF MERGER AND REORGANIZATION]

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